Exhibit (h) (vi) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                  Amendment to
                     Agreement for Fund Accounting Services,
              Administrative Services, and Transfer Agency Services
                                     between
                                  WesMark Funds
                                       and
                           Federated Services Company

     This Amendment to the Agreement for Fund Accounting Services, Administrative Services and Transfer Agency Services ("Agreement") between WesMark Funds ("Funds") and Federated Services Company ("Transfer Agent") is made and entered into as of the 1st day of October, 2003.

WHEREAS, the Funds have entered into the Agreement, dated March 1, 1996, as amended, with the Transfer Agent;

WHEREAS, the Securities and Exchange  Commission and the United States  Treasury
     Department ("Treasury Department") have adopted a series of rules and regulations arising out of the USA PATRIOT Act (together with such rules and regulations, the "Applicable Law"), specifically requiring certain financial institutions including the Funds, to establish a written anti-money laundering and customer identification program ("Program");

WHEREAS, in establishing requirements for registered investment companies, Applicable Law provides that it is permissible for a mutual fund to contractually delegate the implementation and operation of its Program to another affiliated or unaffiliated service provider, such as Transfer Agent, but that any mutual fund delegating responsibility for aspects of its Program to a third party must obtain written consent from the third party ensuring the ability of federal examiners to obtain information and records relating to the Program and to inspect the third party for purposes of the Program; and

WHEREAS, the Funds have  established  a Program and wish to amend the  Agreement to: (a) reflect the existence of such Program; (b) to delegate responsibility for performance under the Funds' Program to the Transfer Agent; and (c) to make such other changes as are required by Applicable Law.

NOW, THEREFORE, the parties intending to be legally bound agree as follows:

     1.   The  Funds   represent  and  warrant  to  the  other  that  they  have
          established, and covenant that during the term of the Agreement they will maintain, a Program in compliance with Applicable Law.

     2. The Funds hereby delegate to the Transfer Agent, the responsibility to perform or contract for the performance of, for and on behalf of the Funds, all required activities under the Funds' Program.

     3. The Transfer Agent hereby accepts such delegation and represents and warrants that: (a) it has implemented, and will continue to (i) monitor the operation of, (ii) assess the effectiveness of, and (iii) modify, as appropriate or as required by Applicable Law, procedures necessary to effectuate the Program; (b) it will annually certify, in a manner acceptable to the Funds under Applicable Law, that it has implemented the Program and that it will perform or cause to be performed the customer identification and other activities required by Applicable Law and the Program; and (c) it will provide such other information and reports to the Funds' designated Compliance Officer, as may from time to time be requested, and will provide such Compliance Officer with notice of any contact by any regulatory authority with respect to the operation of the Program.

     4. The Transfer Agent does hereby covenant that: (a) it will provide to any federal examiners of the Funds such information and records relating to Program as may be requested; and (b) it will allow such examiners to inspect the Transfer Agent for purposes of examining the Program and its operation to the full extent required by Applicable Law.

     In all other respects, the Agreement first referenced above shall remain in full force and effect.

     WITNESS the due execution hereof this 1st day of October, 2003.

                                  WESMARK FUNDS

                             By: /s/ Jerome Schmitt
                              Name: Jerome Schmitt
                         Title: Executive Vice President


                           FEDERATED SERVICES COMPANY


                         By: /s/ Charles L. Davis, Jr.
                           Name: Charles L. Davis, Jr.
                              Title: Vice President